UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2005 (August 22, 2005)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28931	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 Aerial Center Parkway, Suite 205 Morrisville, NC	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 653-5160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	On August 23, 2005, BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) announced that, effective August 22, 2005, Mark A. Sirgo, PharmD. has been appointed by the Company’s Board of Directors (the “Board”) to the position of Chief Executive Officer. Dr. Sirgo, 51, will maintain his position as President of the Company and relinquish the position of Chief Operating Officer of the Company. Dr. Francis E. O’Donnell, Jr., the Company’s current Chief Executive Officer, is relinquishing that position but shall remain the Chairman of the Board of the Company. As Chief Executive Officer, Dr. Sirgo will have direct management responsibility over all of the Company’s operations. As Chairman of the Board, Dr. O’Donnell will act as a liaison between the Company’s executive management team and the Board and will continue his general oversight responsibilities. A press release of the Company made public on August 23, 2005, which is attached to this Current Report as Exhibit 99.1, describes Dr. Sirgo’s business experience.

(b)	Concurrently with the appointments described above, the Board also appointed Dr. Sirgo to serve on the Board. In order that the Company should maintain a majority of independent directors under Nasdaq Stock Market rules, the Board also appointed Donald L. Ferguson, 57, who, until his appointment, had held a part-time, non-paying officer position with the Company, to serve as an independent director on the Board.

(c)	Concurrently with the appointments described above, the Board: (i) appointed William S. Poole, an existing director, to serve as the Chairman of the Compensation Committee of the Board and (ii) appointed John J. Shea, an existing director, to serve as the Chairman of the Nominating and Corporate Governance Committee of the Board (replacing Mr. Poole, who shall remain on such committee in a non-chairman capacity). In order to comply with Nasdaq Stock Market rules, Dr. O’Donnell resigned his position on the Compensation Committee of the Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the appointment of Dr. Sirgo to the office of Chief Executive Officer of the Company, the Board amended the Company’s Bylaws to clarify the roles of President and Chief Executive Officer and Chairman of the Board of the Company. Attached as Exhibit 3.1 to this Current Report is a certification of the Secretary of the Company as to nature of such Bylaw amendments.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

3.1	Secretary’s Certificate regarding amendments to Company’s Bylaws, dated August 23, 2005.

99.1	Press Release of the Company, dated August 23, 2005, with respect to officer and director appointments.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2005	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ James A. McNulty
Name: James A. McNulty
Title: Secretary, Treasurer and Chief Financial Officer